Exhibit 99.1

Ruth’s Chris Steak House, Inc. to Acquire Largest Franchisee

Heathrow, Florida—April 24, 2006 — Ruth’s Chris Steak House, Inc. (Nasdaq: RUTH) today announced that it has entered into a definitive agreement to acquire seven franchised restaurants with an option to acquire an eighth unit. The acquisition will total $37 million and will be financed through borrowings under the company’s revolving credit facility. The eighth restaurant and related real property, located in Baton Rouge, Louisiana, can be purchased by the Company for an agreed upon price from the period commencing January 1, 2008 through December 31, 2012. According to management, the transaction will be accretive to diluted earnings per share upon closing.

The franchise purchase will establish a company-owned presence in Illinois and Michigan with restaurants in Chicago, suburban Northbook, Illinois, and the suburban Detroit city of Troy. It will also establish a company-owned presence in Tennessee with restaurants in Memphis and Nashville. Finally, restaurants in Ponte Vedra and Jacksonville, Florida will join the eight company-owned locations already in the state of Florida. As a group in 2005, the acquired restaurants generated average sales volumes inline with existing Company restaurants.

The Company anticipates the closing of the acquisition by late June 2006.

Craig Miller, President and CEO of Ruth’s Chris Steak House, made the following comments concerning the acquisition. “In 1976 our founder Ruth Fertel entered into a partnership with Mr. Thomas J. Moran, a successful Baton Rouge businessman. Mr. Moran went on to become Ruth’s Chris Steak House’s largest and most successful franchisee, developing Ruth’s Chris restaurants in many Midwest and Southeast markets throughout the 1980’s and 1990’s. Mr. Moran has been a major contributor to the successful history and growth of the Ruth’s Chris family of restaurants and we are pleased T.J. will maintain his relationship with the company by continuing to own and operate our legendary Baton Rouge restaurant over the next several years”. Miller added “The franchise acquisition we’ve announced today is an exciting step for the company. Not only will the transaction be immediately accretive to shareholders but the size and demographics of each market allow for significant future development and will enhance the long term growth potential for our shareholders.” Miller continued “as we assimilate these restaurants into our company operated base, we will proceed with our previously announced growth plans opening an additional four to five company units during the remainder of 2006.”

The Company will comment on the acquisition in its earnings release and conference call to be held today, Monday, April 24, 2006.

About the Company

Ruth’s Chris Steak House, Inc. is one of the largest fine-dining companies in the U.S., as measured by the total number of company-owned and franchise-owned restaurants, with

94 locations worldwide. Founded in New Orleans by Ruth Fertel in 1965, Ruth’s Chris specialized in USDA Prime grade steaks served in Ruth’s Chris signature fashion … “sizzling.”

To experience fine dining at its prime . . . just follow the sizzle to Ruth’s Chris Steak House. For information, reservations, and gift cards, visit www.RuthsChris.com or call 1-800-544-0808.

Forward-Looking Statements

Some of the statements in this release that are not historical facts and relate to future results and events, including, without limitation, statements regarding financial guidance for fiscal 2006, the number of restaurants we intend to open in fiscal 2006, and statements describing the expected impact of the franchisee acquisition, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon our current beliefs and expectations and involve risks and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the risks identified as “risk factors” in our 2005 annual report filed on Form 10-K and the other factors identified from time to time in our filings with the Securities and Exchange Commission, all of which are available at www.sec.gov. Investors should take these risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.